Exhibit 99.1

News Release

P. O. Box 1980

Winchester, VA 22604-8090

FOR IMMEDIATE RELEASE

Contact:	Glenn Eanes Vice President and Treasurer 540-665-9100

AMERICAN WOODMARK CORPORATION

Declares Cash Dividend

Winchester, Virginia (September 2, 2003) — American Woodmark Corporation (Nasdaq/NM:AMWD) today announced a quarterly cash dividend of $0.05 per share to be paid on September 29, 2003, to shareholders of record on September 15, 2003.

American Woodmark Corporation manufactures and distributes kitchen cabinets and vanities, for the remodeling and new home construction markets. Its products are sold on a national basis directly to home centers, major builders and home manufacturers and through a network of independent distributors.